UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2021

Fisker Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38625	82-3100340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1888 Rosecrans Avenue

Manhattan Beach, California 90266

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (833) 434-7537

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	FSR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Note Offering

On August 17, 2021, Fisker Inc. (“Fisker”) completed its previously announced private offering of $625,000,000 aggregate principal amount of its 2.50% Convertible Senior Notes due 2026 (the “notes”). The notes were issued pursuant to, and are governed by, an Indenture, dated as of August 17, 2021 (the “Indenture”), between Fisker and U.S. Bank National Association, as trustee. The notes were sold under a purchase agreement (the “Purchase Agreement”), dated as of August 12, 2021, entered into by and between Fisker and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”). The aggregate principal amount of the notes sold in the offering was $625,000,000. Fisker also granted the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date the notes are first issued, up to an additional $100,000,000 aggregate principal amount of the notes.

The notes are Fisker’s senior unsecured obligations and will rank senior in right of payment to Fisker’s future indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment with Fisker’s future unsecured indebtedness that is not so subordinated, effectively junior in right of payment to any of Fisker’s future senior secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all indebtedness and other liabilities (including trade payables) of Fisker’s subsidiaries.

The notes will accrue interest payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2022, at a rate of 2.50% per year. The notes will mature on September 15, 2026 (the “Maturity Date”), unless earlier converted, redeemed or repurchased by Fisker.

The notes are convertible into shares of Fisker’s Class A common stock (the “Common Stock”) at an initial conversion rate of 50.7743 shares of Common Stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $19.70 per share of Common Stock). The initial conversion price represents a premium of approximately 30% over the last reported sale price of the Common Stock on August 12, 2021, which was $15.15 per share. The conversion rate will be subject to adjustment upon the occurrence of certain events prior to the Maturity Date. Fisker will increase the conversion rate for a holder who elects to convert its notes in connection with certain corporate events or Fisker’s delivery of a notice of redemption, as the case may be, in certain circumstances as provided in the Indenture.

Before June 15, 2026, the notes will be convertible at the option of the noteholders only if specific conditions are met. On or after June 15, 2026 until the close of business on the second scheduled trading day immediately before the Maturity Date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Conversions of the notes will be settled in cash, shares of Common Stock or a combination thereof, at Fisker’s election.

The notes will be redeemable, in whole or in part, at Fisker’s option at any time, and from time to time, on or after September 20, 2024 and before the 41st scheduled trading day immediately before the Maturity Date, but only if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Fisker provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

In addition, if Fisker delivers a notice of redemption, the conversion rate applicable to the conversion of a note called for redemption (or deemed called) during the related redemption period will be increased in certain circumstances.

Fisker estimates that the net proceeds from this offering, after deducting the Initial Purchasers’ discount and estimated offering expenses, will be approximately $616.2 million (or approximately $714.9 million if the Initial Purchasers exercise their option to purchase additional notes in full). Fisker intends to allocate an amount equal to the net proceeds from the offering of the notes to finance or refinance, in whole or in part, one or more new or existing “eligible green projects” of Fisker, including PEAR program development, battery pack assembly and potential localization, the furtherance of new model development and technology development. Pending such allocation of net proceeds to eligible green projects, Fisker intends to use the net proceeds from the offering to fund the cost of the capped call transactions described below and for working capital and general corporate purposes.

The foregoing description is qualified in its entirety by the full text of the Indenture, a copy of which is attached hereto as Exhibit 4.1. The terms of the Indenture, including the form of the notes attached hereto as Exhibit 4.2, are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Indenture and the issuance of the notes by Fisker is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The notes were issued to the Initial Purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), in transactions not involving any public offering. The notes were resold by the Initial Purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Act. Initially, a maximum of 41,254,125 shares of Common Stock may be issued upon conversion of the notes, based on the initial maximum conversion rate of 66.0066 shares of Common Stock per $1,000 principal amount of notes, which is subject to customary adjustments.

Item 8.01	Other Events.

Capped Call Transactions

As previously announced, on August 12, 2021, in connection with the issuance of the notes, Fisker consummated privately negotiated capped call transactions (the “Capped Call Transactions”) with an affiliate of one of the initial purchasers and certain other financial institutions (together, the “Option Counterparties”). The Capped Call Transactions are expected to cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Common Stock underlying the notes. The Capped Call Transactions are expected generally to reduce the potential dilution to holders of the Common Stock upon conversion of the notes and/or offset the potential cash payments that Fisker could be required to make in excess of the principal amount of any converted notes upon conversion thereof, with such reduction and/or offset subject to a cap.

The cap price of the Capped Call Transactions was initially approximately $32.57 per share, which represents a premium of approximately 115% above the last reported sale price per share of Common Stock on the New York Stock Exchange on August 12, 2021, and is subject to certain adjustments under the terms of the Capped Call Transactions.

The Capped Call Transactions are separate transactions entered into by Fisker with the Option Counterparties, are not part of the terms of the notes and will not change any holder’s rights under the notes. Holders of the notes will not have any rights with respect to the Capped Call Transactions.

The Option Counterparties and their respective affiliates are financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Option Counterparties and their respective affiliates have provided certain commercial banking, financial advisory, investment banking and other services for Fisker and its affiliates in the ordinary course of their business in the past and may do so in the future, for which they have received and may continue to receive customary fees and commissions.

Fisker used approximately $90.6 million of the net proceeds from the offering of the notes to pay the cost of the Capped Call Transactions. If the initial purchasers exercise their option to purchase additional notes, pending such allocation of net proceeds to eligible green projects, Fisker intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions.

The foregoing description is qualified in its entirety by the full text of form of confirmation for the Capped Call Transactions, a copy of which is attached hereto as Exhibit 99.1. The terms of the form of confirmation for the Capped Call Transactions are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture, dated as of August 17, 2021, between Fisker Inc., as issuer, and U.S. Bank National Association, as trustee

4.2	Form of Global Note (included as Exhibit A to Exhibit 4.1)

99.1	Form of Capped Call Transaction Confirmation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2021	FISKER INC.

	By:	/s/ Geeta Gupta
Dr. Geeta Gupta
Chief Financial Officer and Chief Operating Officer

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